SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

_______________________

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value of $0.01 per share	BRKL	Nasdaq Global Select Market

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Brookline Bancorp, Inc. (the "Company") announced that its Board of Directors has adopted a stock repurchase program. Under the stock repurchase program, which received regulatory approval on November 10, 2021, the Company may repurchase up to $20 million of total outstanding shares of the Company’s common stock, commencing on November 15, 2021 and ending on December 31, 2022. The stock may be repurchased from time to time in open market or negotiated transactions at prevailing market prices in accordance with federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021	Brookline Bancorp, Inc.

	By:	/S/ Carl M. Carlson
Carl M. Carlson
Co-President, Chief Financial & Strategy Officer